Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Kim Khalvati
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Lowers Third Quarter and Fiscal Year 2008 Guidance

to Reflect the Impact of Current Sales Trends

San Francisco, CA, October 29, 2008 — Williams-Sonoma, Inc. (NYSE: WSM) today lowered its revenue and diluted earnings per share guidance for the 13-week third quarter of fiscal year 2008 (“Q3 2008”) ending November 2, 2008, as well as the 13-week fourth quarter (“Q4 2008”) and the 52-week fiscal year 2008 (“FY 2008”) ending February 1, 2009. Revised guidance is as follows:

Q3 2008 Revised Guidance

•	Net revenues are expected to be in the range of $732 to $742 million vs. prior guidance of $802 to $820 million (see Table 1).

•

Diluted EPS is expected to be in the range of <$0.12> to <$0.10> vs. prior guidance of $0.00 to $0.04, including an approximate $0.06 benefit associated with performance based stock compensation expense.

•	Merchandise inventories are expected to be in the range of $731 to $754 million vs. prior guidance of $754 to $785 million – a year-over-year decrease of 2.1% to 5.1%.

Q4 2008 Revised Guidance

•	Net revenues are expected to be in the range of $940 million to $1.000 billion vs. prior guidance of $1.168 to $1.216 billion (see Table 1).

•	Diluted EPS is expected to be in the range of $0.10 to $0.30 vs. prior guidance of $0.76 to $0.86.

FY 2008 Revised Guidance

•	Net revenues are expected to be in the range of $3.274 to $3.344 billion vs. prior guidance of $3.572 to $3.638 billion (see Table 1).

•

Diluted EPS is expected to be in the range of $0.25 to $0.47 vs. prior guidance of $1.03 to $1.15. Non-GAAP diluted EPS is expected to be in the range of $0.11 to $0.33 vs. prior guidance of $0.89 to $1.01 (see Exhibit 1).

•	Merchandise inventories are expected to be in the range of $659 to $680 million vs. prior guidance of $673 to $714 million – a year-over-year decrease of 2.0% to 5.0%.

•	Capital spending is expected to be in the range of $190 to $200 million vs. prior guidance of $200 to $220 million.

•

The company expects that at the end of the fiscal year it will retain its solid financial position with available cash of approximately $75 million and no outstanding short-term debt under its $300 million committed revolving credit facility.

The company expects to release actual Q3 2008 results and updated fourth quarter guidance on December 4, 2008.

Howard Lester, Chairman and Chief Executive Officer, commented, “Over the past six weeks our sales trends have weakened dramatically, reflecting a significantly higher level of consumer concern over the events that have taken place in the global financial markets as well as the increasing likelihood of a prolonged recession. While we recognize that we are not alone in facing weakening demand, it makes it no less painful to reduce our guidance for the third and fourth quarters of this year. Let me assure you that while we continue to believe strongly in both the short and long-term potential of our brands, we are reacting aggressively to this rapid downturn and are committed to bringing our infrastructure and merchandise inventories in line with today’s level of business.”

“The decline in demand has affected both channels and all brands. While the Pottery Barn brands continue to be the most affected, in recent weeks, momentum has slowed significantly in all of our other brands. To put this in perspective, comparable store sales have declined from negative 14.0% in August to negative 20.1% in September to negative 26.6% thus far in October.”

Mr. Lester continued, “As we look forward, it is extremely difficult to know how the consumer will respond in the fourth quarter. Therefore, in the guidance we have provided today, we are assuming that the year-over-year sales trends that we have seen in the month of October will continue through the balance of the year. Accordingly, we are projecting net revenues for the year on a 52-week to 53-week basis to decline in the range of 15.2% to 17.0%, resulting in annual GAAP diluted earnings per share in the range of $0.25 to $0.47 per share.”

“Consistent with this outlook, we believe that 2009 will continue to be challenging. Accordingly, the longer-term decisions we are making today are reflective of that sentiment, particularly in the areas of inventory, retail leased square footage growth, and capital spending. As such, in 2009, we expect the following: a reduction in year-end merchandise inventories in the range of 5% to 10%; retail leased square footage growth of less than 4%; and capital spending in the range of $100 to $115 million. These actions will allow us to protect our financial position, while at the same time focus on those strategic objectives that will enhance our long-term operating performance and competitive positioning when these macro-economic headwinds subside.”

Table 1

Revised Quarterly Net Revenue Guidance by Operating Segment

(All Amounts in Millions, Except Percentages)

	Q2 YTD 2008 Actual	Q3 2008 Guidance	Q4 2008 Guidance	FY 2008 Guidance
Retail Net Revenues	$897	$418 - $423	$614 - $645	$1,929 - $1,965
Direct-to-Customer Net Revenues	$705	$314 - $319	$326 - $355	$1,345 - $1,379
Total Net Revenues	$1,602	$732 - $742	$940 - $1,000	$3,274 - $3,344
Total Net Revenues YOY % Change	<4.4%>	<18.2%> - <17.1%>	<31.6%> - <27.2%>	<17.0%> - <15.2%>
Comparable Store Sales	<10.4%>	<22.0%> - <21.0%>	<28.0%> - <24.0%>	<19.3%> - <17.7%>

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP diluted earnings per share. This non-GAAP financial measure excludes the accelerated depreciation and the benefit of the early lease termination payment, and the gain on our sale of a corporate aircraft in FY 2008. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measures in Exhibit 1. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 2008 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 2007 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, our financial position at the end of the fiscal year, sales trends in our brands, a slowing growth in our retail leased square footage growth in 2009, a reduction in capital spending in 2009, and a continued reduction in merchandise inventory levels in 2009.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q3 2008; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 613 stores, seven direct mail catalogs and six e-commerce websites.

Exhibit 1

Reconciliation of 2008 GAAP to Non-GAAP Diluted Earnings Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 2008 Actual (13 Weeks)	Q2 2008 Actual (13 Weeks)	Q3 2008 Guidance (13 Weeks)	Q4 2008 Guidance (13 Weeks)	FY 2008 Weighted Share Effect*	FY 2008 Guidance* (52 Weeks)
2008 GAAP Diluted EPS	$0.10	$0.17	<$0.12> - <$0.10>	$0.10 - $0.30	-	$0.25 -$0.47
Benefit of Early Lease Termination Payment (Note 1)	<$0.05>	-	-	-	-	<$0.05>
Gain on Sale of Corporate Aircraft (Note 2)	-	<$0.09>	-	-	-	<$0.09>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.05	$0.08	<$0.12> - <$0.10>	$0.10 - $0.30	-	$0.11 -$0.33

	Q1 2007 Actual (13 Weeks)	Q2 2007 Actual (13 Weeks)	Q3 2007 Actual (13 Weeks)	Q4 2007 Actual (14 Weeks)	FY 2007 Weighted Share Effect**	FY 2007 Actual** (53 Weeks)
2007 GAAP Diluted EPS	$0.16	$0.23	$0.25	$1.15	<$0.03>	$1.76

	Q1 2008 Actual	Q2 2008 Actual	Q3 2008 Guidance	Q4 2008 Guidance	Weighted Share Effect	FY 2008 Guidance
2008 % Increase / <Decrease> in GAAP Diluted EPS	<37.5%>	<26.1%>	N/M	<91.3%> - <73.9%>	N/M	<85.8%> - <73.3%>
2008 % Increase / <Decrease> in Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	<68.8%>	<65.2%>	N/M	<91.3%> - <73.9%>	N/M	<93.8%> - <81.3%>

* Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year. Due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter during the year may not equal the year-to-date total.

** Due to the effect that the timing of share repurchases had on the quarterly and year-to-date weighted average share count calculations, and the effect of rounding to the nearest cent per diluted share for the quarterly and year-to-date diluted EPS calculations, the year-to-date calculation of GAAP diluted EPS in fiscal year 2007 is less than the sum of the diluted EPS by quarter.

Note 1:	Early Lease Termination Payment – During the first quarter of 2008, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration, which resulted in a net benefit to first quarter earnings of approximately $0.05 per diluted share.

Note 2:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to a third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A Expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008.

Note 3:	SEC Regulation G – Non-GAAP Information - This table includes one non-GAAP financial measure, 2008 diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 2008 diluted EPS actual results and guidance on a comparable basis with our 2007 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

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